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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     Re: The Amendment to the Registration Statement of Apartment Investment and
         Management
         Company on Form S-4, dated August 7, 1998

     As independent auditors, we hereby consent to the incorporation by reference in, and the attachment to, the referenced registration statement of our report, dated November 11, 1997, on our audit of the financial statements of Barnes, Morris, Pardoe & Foster Management Services, LLC, as of December 31, 1996, and for the year then ended, and our report, dated December 5, 1997, on the financial statements of Barnes, Morris, Pardoe & Foster, Inc. as of January 31, 1997, and for the year then ended (and to all references to our Firm contained in the registration statement).


                                                 /s/ BEERS & CUTLER PLLC


Washington, DC
August 7, 1998